Exhibit 99.1

For Immediate Release

August 10, 2007

Contact:	Lucera Blount Parker	William G. Smith
	919-687-7802	919-688-1308
	919-687-7821 Fax	919-313-1521 Fax
	lucera.parker@mfbonline.com	wsmith@mcsbk.com

M&F BANCORP, INC. AND MUTUAL COMMUNITY SAVINGS BANK

SIGN DEFINITIVE MERGER AGREEMENT

DURHAM, NC — (AUGUST 10, 2007) — M&F Bancorp, Inc. (“M&F”) and Mutual Community Savings Bank, Inc., SSB (“MCSB”) today announced that they have entered into a definitive merger agreement, which provides for the merger of MCSB with and into M&F’s wholly owned bank subsidiary, Mechanics and Farmers Bank (“M&F Bank”). Under the terms of the agreement, MCSB shareholders will receive one share of M&F common stock in exchange for one share of MCSB common stock. The merger, which is subject to approval by MCSB’s shareholders, banking regulators, the Securities and Exchange Commission, and other customary conditions, is expected to be completed in the first quarter of 2008.

The merger of two of the country’s oldest Black-owned financial institutions, both of which were founded in Durham, NC, represents the first such venture by M&F1 since M&F Bank merged with Fraternal Bank & Trust in 1921, the same year in which MCSB was established. Upon completion of the merger, it is anticipated that M&F Bank will become the fourth largest Black-owned bank in the nation, with combined assets of approximately $355 million2.

Kim D. Saunders, President and CEO of M&F Bancorp, Inc. and M&F Bank, said, “I believe that this is a win-win situation for the shareholders and customers of both institutions. When a community-oriented bank grows stronger, the communities and the people served by that bank benefit. This in-market merger represents a strategic step forward that we believe will increase our financial strength and generate efficiencies of scale. That in turn should enable us to provide more products and better service, to compete more aggressively, and to expand our footprint.” M&F Bank currently has nine branch locations in Durham, Charlotte, Raleigh and Winston-Salem, NC; the merger would give M&F Bank a branch in Greensboro, expanding its presence in the Triad area.

William G. Smith, MCSB President and CEO, said “Our mission has always focused on meeting the needs of the communities we serve, and we’re convinced that combining the resources of these two institutions is the best way to continue to do that.” MCSB’s Chairman, William V. “Bill” Bell, added “We wanted to make sure that the principles that have guided us for more than

86 years would be respected, and that our shareholders’ interests would be protected. This is a solution that addresses those issues.”

[1]	M&F Bancorp, Inc. was established as the parent company of M&F Bank in 1999.
[2]	As of December 31, 2006, based on Black Enterprise B.E. 100s list published June 2007; also available at www.blackenterprise.com.

Maceo K. Sloan, Chairman of M&F Bancorp, Inc., goes on to say, “This is a compelling business opportunity, and at the same time, we recognize that there is more at stake than our business interests. We respect Mutual Community’s legacy of service, and we’re confident that our long track record of stability and profitability, our deep roots in the community, and our very special brand of relationship banking will honor their legacy as this merger enhances our own.”

About the Companies

M&F Bancorp, Inc., a one-bank holding company with assets of approximately $244 million as of June 30, 2007, is the parent company of M&F Bank, a North Carolina chartered bank. M&F’s common stock is quoted on the OTC Bulletin Board under the symbol “MFBP” or “MFBP.OB.” M&F’s wholly owned subsidiary, M&F Bank, currently conducts business through nine branch offices located in Charlotte, Durham, Raleigh, and Winston-Salem, NC. M&F Bank was founded in 1907 and has operated continuously and profitably since opening in 1908. M&F Bank’s mission is to meet the financial services needs of the communities it serves, promote personal and community development, and to provide quality service to all while maintaining its tradition of serving those who historically have been underserved.

Mutual Community Savings Bank, Inc., SSB is a North Carolina-chartered stock savings bank. MCSB converted from a mutual savings association to a mutual savings bank in December 1992 and then converted to the stock form of ownership in June 1993. MCSB was founded as a North Carolina-chartered building and loan association in 1921 by a group of local African-American businessmen. MCSB’s primary market areas are Durham, NC, where MCSB maintains its main office and a branch office, and Greensboro, NC. Its common stock is quoted on the OTC Bulletin Board under the symbol “MTUC” and the National Daily Quotation System “Pink Sheets.”

M&F and M&F Bank were advised by the law firm of Brooks, Pierce, McLendon, Humphrey & Leonard, LLP (Greensboro, NC) and Anderson & Strudwick (Richmond, VA) served as their financial advisor. MCSB was advised by the law firm of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. (Washington, DC) and Howe Barnes Hoefer & Arnett served as their financial advisor.

Additional Information and Where to Find It

In connection with the merger, M&F will file a registration statement, which will include a proxy statement/prospectus to be sent to MCSB’s shareholders, and each of M&F and MCSB may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”) and the Federal Deposit Insurance Corporation (the “FDIC”). Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC and or the FDIC, as well as any amendments or supplements to those documents, because they will contain important information.

You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about M&F and MCSB, at the SEC’s website (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing M&F’s website (www.mfbonline.com ), or by accessing MCSB’s website (www.mcsbk.com).

Participants in the Solicitation

M&F and MCSB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MCSB in connection with the merger. Information about the directors and executive officers of M&F is set forth in the proxy statement for M&F’s 2007 annual meeting of shareholders, as filed with the SEC on April 18, 2007. Information about the directors and executive officers of MCSB is set forth in the proxy statement for MCSB’s 2007 annual meeting of shareholders, as filed with the FDIC on May 24, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus regarding the merger when they become available. You may obtain free copies of these documents as described above.

Forward Looking Statements

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of M&F, M&F Bank and MCSB. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of M&F, M&F Bank and MCSB and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. None of M&F, M&F Bank nor MCSB undertakes an obligation to update any forward-looking statements. Additional information, including details of some of the factors that could affect the accuracy of forward-looking statements, is detailed in M&F’s filings with the SEC, which are available at www.sec.gov or www.mfbonlinecom, and MCSB’s filings with the FDIC, which are available at www.mcsbk.com.

Not an Offer to Sell

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

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